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                                ESTATUTO SOCIAL

                                       DA

                       TELEMIG CELULAR PARTICIPACOES S.A.

                                   CAPITULO I

                        DAS CARACTERISTICAS DA SOCIEDADE

          Art. 1 - TELEMIG CELULAR PARTICIPACOES S.A. e uma sociedade anonima, vinculada ao Ministerio das Comunicacoes, controladora da empresa atuante na Area de Concessao 4 para exploracao do Servico Movel Celular.

          Paragrafo Unico - A Companhia se rege pela Lei das Sociedades por Acoes, pelas disposicoes especiais de lei federal, pela legislacao de telecomunicacoes, pelo presente Estatuto, pelas leis e usos do comercio e demais dispositivos legais aplicaveis.

          Art. 2 - A Companhia tem por objeto:

          I. exercer o controle da sociedade exploradora do Servico Movel Celular, na Area de Concessao 4.

          II. promover, atraves de sociedades controladas ou coligadas, a expansao e implantacao de servicos de telefonia movel, em sua respectiva area de concessao;

          III. promover, realizar ou orientar a captacao, em fontes internas e externas, de recursos a serem aplicados pela Companhia ou pelas suas controladas;

          IV. promover e estimular atividades de estudos e pesquisas visando ao desenvolvimento do setor de telefonia movel;

          V. executar, atraves de sociedades controladas ou coligadas, servicos tecnicos especializados afetos a area de telefonia movel;

          VI. promover, estimular e coordenar, atraves de suas sociedades controladas ou coligadas, a formacao e o treinamento do pessoal necessario ao setor de telefonia movel;

          VII. realizar ou promover importacoes de bens e servicos para as suas sociedades controladas e coligadas;

          VIII. exercer outras atividades afins ou correlatas ao seu objeto social; e

          IX.   participar do capital de outras sociedades.

          Art. 3 - A Companhia tem sede no Distrito Federal, podendo criar e extinguir, por decisao do Conselho de Administracao, filials, agencias e sucursais, escritorios, departamentos e representacoes em qualquer ponto do territorio nacional e no exterior.
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          Art. 4 - O prazo de duracao da Companhia e indeterminado.

                                  CAPITULO II

                               DO CAPITAL SOCIAL

          Art. 5 - O capital social subscrito, totalmente integralizado, e de R$155.552.811,28 (cento e cinquenta e cinco milhoes, quinhentos e cinquenta e dois mil, oitocentos e onze reais e vinte e oito centavos), representado por
334.399.027.592 (trezentos e trinta e quatro bilhoes, trezentos e noventa e nove milhoes, vinte e sete mil, quinhentos e noventa e duas) acoes, sendo
124.369.030.532 (cento e vinte e quatro bilhoes, trezentos e sessenta e nove milhoes, trinta mil, quinhentos e trinta e dois) ordinarias nominativas e
210.029.997.060 (duzentos e dez bilhoes, vinte e nove milhoes, novecentos e noventa e sete mil e sessenta) preferenciais nominativas, todas sem valor nominal.

          Art. 6 - A Companhia esta autorizada a aumentar seu capital social, mediante deliberacao da Assembleia Geral, ate o limite de 700.000.000.000 (setecentos bilhoes) de acoes, ordinarias ou preferenciais.

          Paragrafo Unico - Dentro do limite do capital autorizado de que trata
o caput deste artigo, a Assembleia Geral pode aprovar a outorga de opcao de compra de acoes a seus administradores, empregados e a pessoas naturais que prestem servicos a Companhia ou a empresas por ela controladas.

          Art. 7 - O capital social e representado por acoes ordinarias e preferenciais, sem valor nominal, nao havendo obrigatoriedade, nos aumentos de capital, de se guardar proporcao entre elas, observadas as disposicoes legais e estatutarias.

          Art. 8 - Por deliberacao da Assembleia, pode ser excluido o direito de preferencia para emissao de acoes, debentures conversiveis em acoes e bonus de subscricao cuja colocacao seja feita mediante:

          I.    subscricao publica ou venda em bolsa de valores;

          II. permuta por acoes em oferta publica de aquisicao de controle, nos termos dos arts. 257 e 263 da Lei das S/A;

          III.  gozo de incentivos fiscais, nos termos de lei especial.

          Art. 9 - A cada acao ordinaria corresponde o direito a um voto nas deliberacoes da Assembleia Geral.

          Art. 10 - As acoes preferenciais nao tem direito a voto, exceto na hipotese do paragrafo unico do art. 13 deste estatuto, sendo a elas assegurada prioridade no reembolso de capital, sem premio, e no pagamento de dividendos minimos, nao cumulativos, de 6% (seis por cento) ao ano, sobre o valor resultante da divisao do capital subscrito pelo numero total de acoes da Companhia.
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          Art. 11 - As acoes da Companhia serao escriturais, sendo mantidas em conta de deposito, em instituicao financeira, em nome de seus titulares, sem emissao de certificados.

                                  CAPITULO III

                              DA ASSEMBLEIA GERAL

          Art. 12 - A Assembleia Geral e o orgao superior da Companhia, com poderes para deliberar sobre todos os negocios relativos ao objeto social e tomar as providencias que julgar convenientes a defesa e ao desenvolvimento da Companhia.

                             COMPETENCIA PRIVATIVA

          Art. 13 - Compete privativamente a Assembleia Geral:

          I.    reformar o Estatuto Social;

          II. autorizar a emissao de debentures e de debentures conversiveis em acoes ou vende-las, se em tesouraria, bem como autorizar a venda de debentures conversiveis em acoes de sua titularidade de emissao de empresa controlada, podendo delegar ao Conselho de Administracao a deliberacao sobre a epoca e as condicoes de vencimento, amortizacao ou resgate, a epoca e as condicoes de pagamento dos juros, da participacao nos lucros e de premio de reembolso, se houver e o modo de subscricao ou colocacao bem como o tipo de debentures;

          III. deliberar sobre a avaliacao de bens com que o acionista concorrer para a formacao do capital social;

          IV. deliberar sobre transformacao, fusao, incorporacao e cisao da Companhia, sua dissolucao e liquidacao, eleger e destituir liquidantes e julgar-lhes as contas;

          V. autorizar a prestacao de garantias pela Companhia a obrigacoes de terceiros, nestes nao incluidas as sociedades controladas;

          VI. suspender o exercicio dos direitos do acionista que deixar de cumprir obrigacoes impostas pela lei ou pelo Estatuto;

          VII. eleger ou destituir, a qualquer tempo, os membros do Conselho de Administracao e os membros do Conselho Fiscal;

          VIII. fixar a remuneracao, global ou individual, dos membros do Conselho de Admmistracao, da Diretoria e do Conselho Fiscal;

          IX. tomar, anualmente, as contas dos administradores e deliberar sobre as demonstracoes financeiras por eles apresentadas;
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          X.    deliberar sobre promocao de acao de responsabilidade civil a ser movida pela Companhia contra os administradores, pelos prejuizos causados ao seu patrimonio, na conformidade do disposto no art. 159 da Lei das S/A;

          XI. autorizar a alienacao, no todo ou em parte, das acoes de sociedade controlada;

          XII. deliberar sobre o aumento do capital social por subscricao de novas acoes;

          XIII. autorizar a renuncia a direitos de subscricao de acoes ou debentures conversiveis em acoes de empresa controlada;

          XIV. deliberar sobre a emissao de quaisquer outros titulos ou valores mobiliarios, no Pais ou no exterior;

          XV.   autorizar a permuta de acoes ou outros valores mobiliarios;

          XVI. resolver sobre a emissao de acoes e bonus de subscricao dentro dos limites do capital autorizado, observadas as disposicoes legais e estatutarias;

          XVII. aprovar previamente a celebracao de quaisquer contratos de longo prazo entre a Companhia ou suas controladas, de um lado, e
                o acionista controlador ou sociedades controladas, coligadas, sujeitas a controle comum ou controladoras deste ultimo, ou que de outra forma constituam partes relacionadas a Companhia, de outra parte, salvo quando os contratos obedecerem a clausulas uniformes.

          Paragrafo Unico - Sem prejuizo do disposto no (S) 1 do art. 115 da Lei n 6.404/76, os titulares de acoes preferenciais terao direito a voto nas deliberacoes assembleares referidas no inciso XVII deste artigo, assim como naquelas referentes a alteracao ou revogacao dos seguintes dispositivos estatutarios:

          I.    inciso XVII do art. 13;

          II.   paragrafo unico do art. 14; e

          III.  art. 45.

          Art. 14 - A Assembleia Geral sera convocada pelo Conselho de Administracao, cabendo ao Presidente consubstanciar o respectivo ato, ou na forma prevista no Paragrafo unico do art. 123 da Lei n 6.404/76.

          Paragrafo Unico - Nas hipoteses do art. 136 da Lei n 6.404/76, a primeira convocacao da Assembleia Geral sera feita com 30 (trinta) dias de antecedencia, no minimo, e com antecedencia minima de 10 (dez) dias, em segunda convocacao.
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          Art. 15 - A Assembleia Geral sera instalada pelo Presidente do
Conselho de Administracao ou, na ausencia deste, por qualquer Conselheiro. Os acionistas presentes elegerao o presidente e o secretario da assembleia.

          Art. 16 - Dos trabalhos e deliberacoes da Assembleia Geral sera lavrada ata, assinada pelos membros da mesa e pelos acionistas presentes, que representem, no minimo, a maioria necessaria para as deliberacoes tomadas.

          (S) 1 - A ata sera lavrada na forma de sumario dos fatos, inclusive dissidencias e protestos.

          (S) 2 - Salvo deliberacao em contrario da Assembleia, as atas serao publicadas com omissao das assinaturas dos acionistas.

          Art. 17 - Anualmente, nos quatro primeiros meses subsequentes ao termino do exercicio social, a Assembleia Geral se reunira, ordinariamente, para:

          I. tomar as contas dos administradores; examinar, discutir e votar as demonstracoes financeiras;

          II. deliberar sobre a destinacao do lucro liquido do exercicio e a distribuicao de dividendos;

          III. eleger os membros do Conselho Fiscal e, quando for o caso, os membros do Conselho de Administracao.

          Art. 18 - A Assembleia Geral se reunira, extraordinariamente, sempre que os interesses da Companhia o exigirem.

                                  CAPITULO IV

                         DA ADMINISTRACAO DA COMPANHIA

                                    SECAO I

                            ORGAOS DA ADMINISTRACAO

                              CONSELHO E DIRETORIA

          Art. 19 - A Admistracao da Companhia sera exercida pelo Conselho de Administracao e pela Diretoria.

          (S) 1 - O Conselho de Administracao, orgao de deliberacao colegiada, exercera a administracao superior da Companhia.

          (S) 2 - A Diretoria e orgao executivo da administracao da Companhia, atuando cada um de seus membros segundo a respectiva competencia.
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          (S) 3 - As atribuicoes e poderes conferidos por  lei a cada um dos orgaos da administracao nao podem ser outorgados a outro orgao.

                                    SECAO II

                          DO CONSELHO DE ADMINISTRACAO

          Art. 20 - Compete ao Conselho de Administracao:

          I. fixar a politica geral dos negocios da Companhia e acompanhar sua execucao;

          II.   convocar a Assembleia Geral;

          III. aprovar e submeter a Assembleia Geral as demonstracoes financeiras e Relatorio da Administracao da Companhia, neles incluidas as demonstracoes consolidadas;

          IV. eleger e destituir, a qualquer tempo, os directores da Companhia, fixando-lhes as atribuicoes, observadas as disposicoes legais e estatutarias;

          V. aprovar, mediante proposta da Diretoria, a indicacao ou destituicao de titular da Auditoria Interna;

          VI.   aprovar os planos gerais da Companhia;

          VII. resolver sobre as condicoes de emissao de debentures, por delegacao da Assembleia Geral;

          VIII. aprovar o Regimento da Companhia, definindo sua estrutura organizacional e especificando as atribuicoes de cada diretor, observadas as disposicoes legais e estatutarias;

          IX.   autorizar a alienacao dos bens imoveis da Companhia;

          X. fiscalizar a gestao dos diretores da Companhia, examinar, a qualquer tempo, os livros da Companhia, solicitar informacoes sobre contratos celebrados ou em via de celebracao ou sobre quaisquer outros atos;

          XI.   escolher e destituir os auditores independentes;

          XII.  aprovar e alterar o Regimento Interno do Conselho;

          XIII. conceder licenca e ferias aos membros do Conselho, indicando o respectivo substituto;
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          XIV.  aprovar a participacao da Companhia no capital de outras empresas ou a cessacao dessa participacao, inclusive a constituicao de empresas subsidiarias;

          XV. autorizar a aquisicao de acoes de emissao da Companhia, para efeito de cancelamento ou permanencia em tesouraria e posterior alienacao;

          XVI. autorizar a emissao de notas promissorias comerciais ("commercial papers");

          XVII. executar outras atividades que lhe sejam cometidas pela lei, pelo Estatuto, pela Assembleia Geral ou pelo Ministerio das Comunicacoes.

          Art. 21 - O Conselho de Administracao sera composto de 9 (nove) membros efetivos, a cada um dos quais correspondera um membro suplente que substitutira o efetivo, nos impedimentos, nas ausencias temporarias ou na definitiva deste ultimo ou ate que o efetivo tome posse.

          Paragrafo Unico - Eleitos pela Assembleia Geral, os membros do Conselho de Adininistracao terao mandato de 3 (tres) exercicios anuais, considerando-se exercicio anual o periodo compreendido entre 2 (duas) Assembleias Gerais Ordinarias.

          Art. 22 - Os membros do Conselho de Administracao, sao eleitos pela assembleia geral que escolhera, dentre eles, o Presidente do Conselho.

          Art. 23 - O substituto eventual do Presidente do Conselho de Administracao sera escolhido pelo proprio Conselho de Administracao, entre os seus membros que integram a Diretoria.

          Paragrafo Unico - No caso de ausencias ou impedimentos que obstem a tomada de deliberacao, os Conselheiros presentes poderao convocar membros da Diretoria para compor o Conselho.

          Art. 24 - O Conselho de Administracao reunir-se-a, ordinariamente, uma vez a cada dois (2) meses e, extraordinariamente, mediante convocacao feita pelo Presidente do Conselho de Administracao ou por 2 (dois) Conselheiros, lavrando-se ata de suas reunioes.

          Art. 25 - O Conselho de Administracao deliberara por maioria de votos, presente a maioria de seus membros, tendo o Presidente, alem do voto comum, o de qualidade e cabendo-lhe baixar os atos que consubstanciem essas deliberacoes, quando for o caso.

                                   SECAO III

                                  DA DIRETORIA

          Art. 26 - A Diretoria sera composta de 1 (um) Presidente e 1 (um) Vice-Presidente.
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          Paragrafo Unico - Os membros do Conselho de Administracao, ate o maximo de 1/3 (um terco), poderao ser eleitos para cargos de Diretores.

          Art. 27 - Cabera ao Conselho de Administracao eleger os membros da Diretoria, inclusive o Diretor Presidente.

          Art. 28 - E de 3 (tres) exercicios anuais o mandato da Diretoria, podendo seus membros ser reeleitos ou destituidos, a qualquer tempo.

          Paragrafo Unico - Para os efeitos deste artigo, considera-se como exercicio anual o periodo compreendido entre duas assembleias gerais ordinarias.

          Art. 29 - Em suas ausencias e impedimentos, o Presidente sera substituido pelo Vice-Presidente, independentemente de qualquer designacao e o Vice-Presidente sera substituido pelo Presidente.

                             COMPETENCIA COLEGIADA

          Art. 30 - Compete a Diretoria Colegiada:

          I. estabelecer politicas especificas e diretrizes decorrentes da orientacao geral dos negocios fixada pelo Conselho de Administracao;

          II. aprovar convenios entre empresa controlada e entidades prestadoras de servicos de telecomunicacoes e submeter a Assembleia Geral, atraves do Conselho de Administracao, os contratos referidos no art. 13, XVII, zelando para que as sociedades controladas tambem o facam;

          III. apreciar o orcamento e os planos gerais da Companhia, submetendo-os a aprovacao do Conselho de Administracao;

          IV. aprovar as propostas de empresa controlada relativas a estrategia corporativa, as diretrizes gerais para a organizacao, as diretrizes corporativas para o desenvolvimento da estrategia de mercado e de rede, e ao plano de investimentos e orcamento;

          V. apresentar periodicamente ao Conselho de Administracao a evolucao geral dos negocios da Companhia;

          VI. aprovar a agenda de propostas da Companhia e de empresa controlada, para negociacao com o orgao regulador;

          VII. resolver sobre a participacao da Companhia no capital de empresas concessionarias de servicos de comunicacoes moveis celulares, ouvido previamente o orgao regulador;
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          VIII. indicar os representantes da Companhia na administracao das empresas de que participe;

          IX. submeter ao Conselho de Administracao proposta de indicacao ou destituicao de titular da Auditoria Interna;

          X. propor os criterios de remuneracao dos Diretores, dos membros do Conselho de Administracao e dos membros do Conselho Fiscal de empresa controlada;

          XI. propor ao Conselho de Administracao a alienacao dos bens imoveis da Companhia e autorizar a alienacao dos demais bens do ativo permanente, exceto quaisquer titulos ou valores mobiliarios, no Pais ou no exterior;

          XII. aprovar proposta ao Conselho de Administracao do Regimento da Companhia com a respectiva estrutura organizacional e opinar quanto a de controlada;

          XIII. autorizar a pratica de atos gratuitos razoaveis, em beneficio dos empregados ou da comunidade, tendo em vista as responsabilidades sociais da Companhia;

          XIV. apreciar o Balanco Geral e demais demonstracoes financeiras e o Relatorio Anual da Companhia, bem como a proposta de destinacao de resultado, submetendo-os ao Conselho Fiscal, aos Auditores Independentes e ao Conselho de Administracao;

          XV. resolver sobre representacoes da Companhia em qualquer ponto do territorio nacional e, ouvido o Conselho de Administracao, no exterior;

          XVI.  definir a competencia de Diretores e empregados para:

                a) praticar atos que constituam ou alterem obrigacoes da Companhia, bem como aqueles que desonerem terceiros para com ela;

                b) autorizar dispensas de aplicacao de multas ou outras penalidades;

                c) autorizar o pagamento de multas imputadas a Companhia, bem como indagar as causas e estabelecer as medidas administrativas que se fizerem necessarias;

                d)  aprovar aquisicoes;

                e)  aprovar propostas de progressao de empregados.
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          XVII.  aprovar proposta ao Conselho de Administracao do plano de cargos e salarios, do regulamento de pessoal, do quadro de pessoal e do plano de beneficios e vantagens da Companhia;

          XVIII. aprovar seu Plano de Cooperacao Internacional e o de empresa controlada;

          XIX. decidir sobre a operacionalizacao e a implementacao de seus planos e programas relativos as atividades de treinamento e administracao de recursos humanos;

          XX.    aprovar a contratacao de seguros de interesse da Companhia;

          XXI. aprovar tabelas e respectivos reajustamentos das remuneracoes e dos beneficios concedidos aos empregados e seus dependentes;

          XXII. aprovar a abertura de contas em instituicoes financeiras e a contratacao de emprestimos pela Companhia, no Pais e no exterior, obedecida a legislacao em vigor;

          XXIII. aprovar a constituicao de onus reais sobre bens da Companhia, para concessao de garantia em operacoes de credito da Companhia;

          XXIV. deliberar sobre financiamentos, emprestimos e concessao de avais, fiancas e outras garantias semelhantes e repasse de recursos a empresa controlada;

          XXV. aprovar proposta, a ser submetida a Agencia Nacional de Telecomunicacoes - ANATEL, de reajuste das tarifas e precos dos servicos de comunicacoes moveis celulares, nas areas de concessao da empresa;

          XXVI. aprovar normas para concessao, com interveniencia da Companhia de emprestimos aos empregados por instituicoes financeiras;

          XXVII. deliberar sobre outros assuntos julgados como de competencia coletiva da Diretoria, ou a ela atribuidos pelo Conselho de Administracao.

                           COMPETENCIA DOS DIRETORES

          Art. 31 - E a seguinte a competencia especifica de cada um dos membros da Diretoria:

          I - DO PRESIDENTE:
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          l.    representar a Companhia em juizo ou fora dele, perante suas controladas, os acionistas e o publico em geral, podendo nomear procuradores e designar prepostos;

          2.    exercer supervisao sobre todas as atividades da Empresa;

          3. manter o Conselho de Administracao permanentemente informado dos negocios da Companhia e de controladas;

          4. delegar competencia ao Vice-Presidente e a empregados para a pratica de atos especificos;

          5. baixar os atos que consubstanciem as resolucoes da Diretoria, ou delas decorram;

          6. designar representantes da Companhia nas assembleias de empresa controlada e de outras de cujo capital participe;

          7. determinar a publicacao do Relatorio Anual das Atividades da Companhia;

          8. dirigir as atividades referentes ao gerenciamento da regulamentacao, orientacao juridica e auditoria;

          9.    convocar as reunioes de Diretoria;

          10. acompanhar o cumprimento das diretrizes governamentais relacionadas a atuacao da Companhia e de sua controlada;

          11. decidir sobre materia especifica de sua area de competencia, em conformidade com as politicas e diretrizes estabelecidas pela Diretoria Colegiada, ressalvados os casos previstos no art. 30.

          12.   praticar atos de urgencia "ad referendum" da Diretoria.

          II - DO VICE-PRESIDENTE

          1.  substituir o Presidente em suas ausencias e impedimentos;

          2.  auxiliar o Presidente no desempenho das suas funcoes;

          3. dirigir as atividades de coordenacao do planejamento e desenvolvimento empresarial, no ambito da Companhia e de sua controlada;

          4.  avaliar o desempenho das empresa controladas;

          5.  administrar a participacao acionaria da Companhia em sua controlada;
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          6.  elaborar o Relatorio Anual das Atividades da Companhia;

          7. decidir sobre materia especifica de sua area de competencia, em conformidade com as politicas e diretrizes estabelecidas pela Diretoria Colegiada, ressalvados os casos previstos no art. 30;

          8.  executar outras atividades delegadas pelo Presidente.

                                    SECAO IV

                     DISPOSICOES COMUNS AOS ADMINISTRADORES

          Art. 32 - Alem dos casos de morte, renuncia, destituicao e outros previstos em lei, dar-se-a a vacancia do cargo quando o administrador deixar de assinar o termo de investidura no prazo de 30 (trinta) dias de eleicao ou deixar
o exercicio da funcao por mais de 30 (trinta) dias consecutivos ou 90 (noventa) intercalados durante o prazo do mandato, tudo sem justa causa, a juizo do Conselho de Administracao.

          (S) 1 - Ocorrendo a vacancia de cargo de conselheiro, a substituicao se fara segundo o disposto no art. 23 deste Estatuto, ate a realizacao da primeira Assembleia que eleger o novo titular para completar o mandato em curso.

          (S) 2 - No caso de vacancia de 2/3 (dois tercos) dos cargos do Conselho de Administracao, os membros remanescentes convocarao imediatamente a Assembleia Geral.

          (S) 3 - No caso de vacancia de cargo da Diretoria, o Conselho promovera a eleicao do substituto para completar o mandato do substituido.

          (S) 4 - A renuncia ao cargo de administrador e feita mediante comunicacao escrita ao orgao a que o renunciante integrar, tornando-se eficaz, a partir desse momento, perante a Companhia e, perante terceiros, apos o arquivamento do documento de renuncia no registro do comercio e sua pubicacao.

          Art. 33 - A remuneracao dos administradores sera fixada pela Assembleia Geral, global ou individualmente.

                                   CAPITULO V

                                CONSELHO FISCAL

          Art. 34 - O Conselho Fiscal e o orgao de fiscalizacao da administracao da Companhia, devendo funcionar permanentemente.

          Art. 35 - O Conselho Fiscal sera composto de 3 (tres) membros efetivos e 3 (tres) suplentes, acionistas ou nao, eleitos pela Assembleia Geral, sendo um dos membros efetivos e respectivo suplente indicados pelo Ministro da Fazenda, como representantes do Tesouro Nacional, nao computados os eleitos pelas acoes ordinarias minoritarias e pelas acoes preferenciais.
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                                                                              13

          (S) 1 - Eleitos pela Assembleia Geral Ordinaria, os membros do Conselho Fiscal terao o mandato de 1 (um) exercicio anual, assim considerado o periodo compreendido entre 2 (duas) Assembleias Gerais Ordinarias, podendo ser reeleitos.

          (S) 2 - Os membros do Conselho Fiscal, em sua primeira reuniao, elegerao o seu Presidente, a quem cabera dar cumprimento as deliberacoes do orgao.

          (S) 3 - O Conselho Fiscal podera solicitar a Empresa a designacao de pessoal qualificado para secretaria-lo e prestar-lhe apoio tecnico.

          Art. 36 - Ao Conselho Fiscal compete:

          I. fiscalizar os atos dos administradores e verificar o cumprimento dos seus deveres legais e estatutarios;

          II. opinar sobre o relatorio anual da administracao, fazendo constar do seu parecer as informacoes complementares que julgar necessarias ou uteis a deliberacao da Assembleia Geral;

          III. opinar sobre as propostas dos orgaos da administracao, a serem submetidas a Assembleia Geral, relativas a modificacao do capital social, emissao de debentures ou bonus de subscricao, planos de investimento ou orcamentos de capital, distribuicao de dividendos, transformacao, incorporacao, fusao ou cisao;

          IV. denunciar aos orgaos de administracao e, se estes nao tomarem as providencias necessarias para a protecao dos interesses da Companhia, a Assembleia Geral, os erros, fraudes ou crimes que descobrir e sugerir providencias uteis a Companhia;

          V. convocar a Assembleia Geral Ordinaria, se os orgaos da administracao retardarem por mais de 1 (um) mes essa convocacao, e a extraordinaria, sempre que ocorrerem motivos graves ou urgentes, incluindo na ordem do dia das assembleias as materias que considerar necessarias;

          VI. analisar, ao menos trimestralmente, o balancete e demais demonstracoes financeiras elaboradas periodicamente pela Companhia;

          VII. examinar as demonstracoes financeiras do exercicio social e sobre elas opinar;

          VIII. exercer as atribuicoes previstas em lei ou definidas pela Assembleia Geral, no caso de liquidacao da Companhia.

          Art. 37 - O Conselho Fiscal se reunira, ordinariamente, uma vez por mes e, extraordinariamente, quando necessario.
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                                                                              14

          (S) 1 - As reunioes serao convocadas pelo Presidente da Companhia ou por qualquer dos membros do Conselho.

          (S) 2 - O Conselho se manifesta por maioria de votos, presente a maioria dos seus membros.

          Art. 38 - Os membros do Conselho Fiscal serao substituidos, em suas faltas e impedimentos, pelo respectivo suplente.

          Art. 39 - Alem dos casos de morte, renuncia, destituicao e outros previstos em lei, dar-se-a a vacancia do cargo quando o membro do Conselho Fiscal deixar de comparecer, sem justa causa, a 2 (duas) reunioes consecutivas ou 3 (tres) intercaladas, no exercicio anual.

          (S) 1 - Ocorrendo a vacancia do cargo de membro do Conselho, a substituicao se fara na forma do disposto no art. 38 deste Estatuto.

          (S) 2 - Vagando mais da metade dos cargos e nao havendo suplentes a convocar, a Assembleia Geral sera convocada para eleger os seus substitutos.

          Art. 40 - A remuneracao dos membros do Conselho Fiscal sera fixada pela Assembleia Geral Ordinaria que os eleger, e nao podera ser inferior, para cada membro em exercicio, a um decimo da que, em media, for atribuida a cada membro da Diretoria, nao computada a participacao nos lucros.

          (S) 1 - A remuneracao sera paga de forma como o for aos membros da Diretoria.

          (S) 2 - O suplente em exercicio fara jus a remuneracao do efetivo, no periodo em que ocorrer a substituicao, contado mes a mes.

                                  CAPITULO VI

              DO EXERCICIO SOCIAL E DAS DEMONSTRACOES FINANCEIRAS

          Art. 41 - O exercicio social tera a duracao de 12 (doze) meses, iniciando-se a 1 (primeiro) de janeiro de cada ano e terminando no ultimo dia do mes de dezembro.

          Art. 42 - Juntamente com as demonstracoes financeiras, os orgaos da administracao da Companhia apresentarao a Assembleia Geral Ordinaria proposta sobre a participacao dos empregados nos lucros e sobre a destinacao do lucro liquido do exercicio.

          (S) 10 - Os lucros liquidos terao a seguinte destinacao:

          a) 5% (cinco por cento) para a reserva legal, ate atingir 20% (vinte por cento) do capital social integralizado;

          b) 25% (vinte e cinco por cento) do lucro liquido ajustado na forma dos incisos II e III do art. 202 da Lei n 6.404/76 serao obrigatoriamente distribuidos como dividendos minimo obrigatorio a todos os acionistas, respeitado o disposto no
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                                                                              15


          artigo seguinte, sendo este valor aumentado ate o montante necessario para o pagamento do dividendo prioritario das acoes preferenciais.

          (S) 2 - O saldo do lucro liquido nao alocado ao pagamento do dividendo minimo obrigatorio ou ao dividendo prioritario das acoes preferenciais sera destinado a uma reserva suplementar para expansao dos negocios sociais, que nao podera ultrapassar 80% (oitenta por cento) do capital social. Atingido este limite, cabera a Assembleia Geral deliberar sobre o saldo, procedendo a sua distribuicao aos acionistas ou ao aumento do capital social.

          Art. 43 - O valor correspondente ao dividendo minimo obrigatorio sera destinado prioritariamente ao pagamento do dividendo prioritario das acoes preferenciais ate o limite da preferencia; a seguir, serao pagos aos titulares de acoes ordinarias ate o mesmo limite das acoes preferenciais; o saldo, se houver, sera rateado por todas as acoes, em igualdade de condicoes.

          (S) 1 - Os orgaos da administracao poderao pagar ou creditar juros sobre o capital proprio nos termos do (S) 7 do artigo 9 da Lei 9.249/95, de 26/12/95 e legislacao e regulamentacao pertinentes, ate o limite dos dividendos minimos obrigatorios de que trata o artigo 202, da Lei 6404/76, os quais serao imputados a esses mesmos dividendos, mesmo quando incluidos no dividendo minimo das acoes preferenciais.

          (S) 2 - Os dividendos nao reclamados no prazo de 3 (tres) anos reverterao em favor da Companhia.

                                  CAPITULO VII

                           DA LIQUIDACAO DA COMPANHIA

          Art. 44 - A Companhia entrara em liquidacao nos casos previstos em lei, ou por deliberacao da Assembleia Geral, que estabelecera a forma da liquidacao, elegera o liquidante e instalara o Conselho Fiscal, para o periodo da liquidacao, elegendo seus membros e fixando-lhes as respectivas remuneracoes.

                                 CAPITULO VIII

                       DISPOSICOES GERAIS E TRANSITORIAS

          Art. 45 - A aprovacao, pela Companhia, atraves de seus representantes, de operacoes de fusao, cisao, incorporacao ou dissolucao de suas controladas sera precedida de analise economico-financeira por empresa independente, de renome internacional, confirmando estar sendo dado tratamento equitativo a todas as sociedades interessadas, cujos acionistas terao amplo acesso ao relatorio da citada analise.